UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 4, 2012

(date of earliest event reported)

 VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369
(Address of principal executive offices)

 (763) 656-4300
(Registrant’s telephone number, including are code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 4, 2012, the Company’s shareholders approved each of the following proposals, which were set forth in the Proxy Statement for the 2012 Annual Meeting of Shareholders:

Proposal 1

 The Company’s shareholders elected each of the seven director nominees to a one-year term and until the director’s successor is elected and qualified (except in the case of earlier death, resignation or removal) as follows:

	FOR	WITHHOLD	BROKER NON-VOTE

John Erb	9,363,697	214,031	5,723,496
Michael Kopp	9,290,318	287,410	5,723,496
Richard Nigon	9,369,747	207,981	5,723,496
Paul O’Connell	9,435,336	142,392	5,723,496
Howard Root	9,363,623	214,105	5,723,496
Jorge Saucedo	9,442,942	134,786	5,723,496
Martin Emerson	9,365,860	211,868	5,723,496

Proposal 2

The Company’s shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

15,136,357	151,569	13,298	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: May 8, 2012	By:	/s/ James Hennen
James Hennen

Its: Chief Financial Officer